Exhibit 99.2

Billings Refinery & Associated Logistics Business

Combined Financial Statements

As of and for the years ended December 31, 2022 and 2021

Report of Independent Auditors

To the Management of Exxon Mobil Corporation

Opinion

We have audited the accompanying combined financial statements of Billings Refinery & Associated Logistics Business (the "Business"), which comprise the combined balance sheets as of December 31, 2022 and 2021, and the related combined statements of income, of net parent company investment, and of cash flows for the years then ended, including the related notes (collectively referred to as the "combined financial statements").

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Business as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Business and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 6 to the combined financial statements, the Business has entered into significant transactions with Exxon Mobil Corporation and its affiliates, which are related parties. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business's ability to continue as a going concern for one year after the date the combined financial statements are available to be issued.

Auditors' Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

PricewaterhouseCoopers LLP, 1000 Louisiana Street, Suite 5800, Houston, TX 77002

T: (713) 356 4000, F: (713) 356 4717, www.pwc.com/us

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•

Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business's internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Houston, Texas

May 25, 2023

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

COMBINED BALANCE SHEETS

(in thousands)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Accounts receivable, net	$50,489	$30,866
Inventories	248,386	298,558
Prepaid expenses and other current assets	1,775	2,113
Total current assets	300,650	331,537
Investments	61,643	57,868
Property, plant, & equipment, net	303,688	312,067
Other assets, net	10,128	12,341
Total assets	$676,109	$713,813
Liabilities
Current liabilities:
Accounts payable	47,317	36,303
Accrued liabilities	129,307	96,375
Due to related parties	143,273	131,657
Total current liabilities	319,897	264,335
Deferred income tax liabilities	66,583	69,126
Total liabilities	386,480	333,461
Net parent company investment
Net parent company investment	289,629	380,352
Total liabilities and net parent company investment	676,109	713,813

The accompanying notes are an integral part of these Combined Financial Statements.

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

COMBINED STATEMENTS OF INCOME

(in thousands)

	Year Ended	Year Ended
Revenues and other income	December 31, 2022	December 31, 2021
Sales and other operating revenue	$2,798,249	$2,171,259
Income from equity affiliates	18,204	21,235
Total revenues and other income	2,816,453	2,192,494
Costs and other deductions
Crude oil and product purchases - related party	(2,292,634)	(1,726,276)
Production and manufacturing expenses	(324,686)	(271,861)
Selling, general and administrative expenses	(40,878)	(35,827)
Depreciation expense	(22,633)	(22,315)
Other taxes and duties	(1,894)	(2,176)
Total costs and other deductions	(2,682,725)	(2,058,455)
Income before income taxes	133,728	134,039
Income taxes	(34,121)	(32,107)
Net income	$99,607	$101,932

The accompanying notes are an integral part of these Combined Financial Statements.

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

COMBINED STATEMENTS OF NET PARENT COMPANY INVESTMENT

(in thousands)

Net Parent Company Investment
Balance at December 31, 2020	$357,124
Net income	101,932
Net transfers to Parent	(78,704)
Balance at December 31, 2021	$380,352
Net income	99,607
Net transfers to Parent	(190,330)
Balance at December 31, 2022	$289,629

The accompanying notes are an integral part of these Combined Financial Statements.

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31, 2022	Year Ended December 31, 2021
Operating activities:
Net Income	$99,607	$101,932
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,633	22,315
Deferred income taxes	(2,543)	2,450
Other non-cash items, net	223	(210)
Dividends received less than equity in current earnings of equity companies	(3,775)	(5,498)
Change in assets and liabilities:
Accounts receivable	(19,848)	(8,030)
Inventory	50,173	(120,241)
Prepaid expenses and other current assets	339	(269)
Other assets	2,213	(2,432)
Accounts payable	11,014	19,387
Accrued liabilities	32,932	48,453
Due to related parties	11,616	35,178
Net cash provided by operating activities	204,584	93,035
Investing activities:
Purchases of property and equipment	(13,436)	(9,033)
Other investing activities, net	(818)	(5,298)
Net cash used in investing activities	(14,254)	(14,331)
Financing activities:
Net transfers to Parent	(190,330)	(78,704)
Net cash used in financing activities	(190,330)	(78,704)
Net increase (decrease) in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of period	-	-
Cash and cash equivalents at end of period	$-	$-

The accompanying notes are an integral part of these Combined Financial Statements.

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION Description of Business

On October 20, 2022, ExxonMobil Corporation (referred to as “ExxonMobil” or “Parent”) entered into a definitive agreement to sell its Billings Refinery & Associated Logistics Business (collectively the “Business”) to Par Pacific Holdings. The Business is a fully integrated fuels value chain, deriving value along the entire chain from the sourcing of crude oil to refining, distributing, and marketing of fuels to its customers, which includes operations in the states of Montana, Wyoming, Idaho, Utah, eastern Washington, and the Dakotas. The Business operates a high-conversion, complex 63,000 barrels per day (“bpd”) refinery in Billings, Montana, which processes low-cost Western Canadian and regional Rocky Mountain crude oil grades. In addition to the refinery, the Business owns a 65% interest in an adjacent cogeneration facility and an expansive Petroleum Administration for Defense Districts (“PADD”) IV & V marketing and logistics network. The logistics assets include the wholly-owned 70-mile, 55,000 bpd Silvertip Pipeline, a 40% interest in the 750-mile, 65,000 bpd Yellowstone refined products pipeline, and seven refined product terminals. Total storage capacity across the refinery and logistics locations totals 4.1 million barrels (“MMbbls”).

Basis of Presentation

These Combined Financial Statements were prepared on a stand-alone basis and have been derived from the Consolidated Financial Statements and accounting records of ExxonMobil. The Business has not operated as a separate stand-alone legal entity and is comprised of certain wholly-owned subsidiaries and other component operations of ExxonMobil. These Combined Financial Statements are presented as carve-out financial statements and reflect the combined historical results of operations, financial position, comprehensive loss and cash flows of the Business for the periods presented as historically managed within ExxonMobil in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”). The Combined Financial Statements may not be indicative of the Business’s future performance and do not necessarily reflect what the financial position, results of operations, and cash flows would have been had it operated as a stand-alone company during the periods presented.

All intracompany transactions have been eliminated. All intercompany transactions between the Business and ExxonMobil have been included in these Combined Financial Statements. For those transactions between the Business and ExxonMobil that are historically settled in cash, the Business has reflected such balances in the Combined Balance Sheet as “Due to related parties”. The aggregate net effect of such transactions that are not historically settled in cash has been reflected in the Combined Balance Sheet as “Net parent company investment” and in the Combined Statements of Cash Flows as a financing activity.

ExxonMobil utilizes a centralized treasury management function for financing its operations. The Business did not maintain separate bank accounts. The cash generated and used by our operations is deposited to ExxonMobil’s centralized accounts, which are commingled with the cash of other entities controlled by the ExxonMobil. The cash and cash equivalents held by ExxonMobil have not been assigned to the Business for any of the periods presented, as the balances are not directly attributable to the Business. The Business reflects transfers of cash to and from ExxonMobil’s cash management system as a component of “Net parent company investment” in the Combined Balance Sheet. ExxonMobil’s third-party long-term debt and the related interest expense have not been allocated to the Business for any of the periods presented as the Business was not the legal obligor of such debt.

Historically, ExxonMobil and its affiliates provide a variety of services to the Business. The Combined Statements of Income includes expense allocations for services and certain support functions that are provided on a centralized basis within Parent such as treasury, accounting, human resources, and legal services. These allocations were based on direct usage when identifiable, with the remainder allocated on a basis of the percentage of operating expenses, the percentage of production capacity or headcount. The Business believes the basis from which the expenses have been allocated are a reasonable reflection of the utilization of services provided to, or the benefit received by, the Business during the periods presented. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred or realized had the Business operated as a separate stand-alone entity during the periods presented. Consequently, these Combined Financial Statements do not necessarily represent the results the Business would have achieved if we had operated as a separate stand- alone entity from ExxonMobil during the periods presented. Refer to Note 6, “Related Party Transactions and Net Parent Company Investment” for additional information.

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

The accompanying Combined Financial Statements have been prepared assuming the Business will continue as a going concern which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Principles of combination

The Business operates across many affiliates within ExxonMobil. All intercompany accounts and transactions occurring solely within the Business have been eliminated from the accompanying Combined Financial Statements. All intercompany accounts and transactions occurring between the Business and another ExxonMobil business have been included in the accompanying Combined Financial Statements and the Business has taken the assumption that all of these transactions have been settled in cash.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities as of the date of the Combined Financial Statements and the reported amounts of revenues and expenses during the reporting periods. Actual results can differ from those estimates. The methods used in developing accounting estimates have been consistently applied in the periods presented.

Revenue Recognition

The Business generally sells crude oil and petroleum products under short-term agreements at prevailing market prices. Revenue is recognized at point in time at the amount the Business expects to receive when the customer has taken control, which is typically when title transfers and the customer has assumed the risks and rewards of ownership. Payment for revenue transactions is typically due within 30 days. Future volume delivery obligations that are unsatisfied at the end of the period are expected to be fulfilled through ordinary production or purchases. These performance obligations are based on market prices at the time of the transaction and are fully constrained due to market price volatility.

Purchases and sales of inventory with the same counterparty that are entered into in contemplation of one another are combined and recorded as exchanges measured at the book value of the item sold.

“Sales and other operating revenue” and “Accounts receivable” primarily arise from contracts with customers. Contract assets are mainly from marketing assistance programs provided to customers in exchange for a long-term commitment to purchase products over a future period of time. Contract liabilities are mainly accruals of volume discounts.

The Business had one customer representing 22% and 21% of revenue for the years ended December 31, 2022 and 2021, respectively.

Fair Value of Financial Instruments

Due to their short-term nature, the carrying amounts reported in the accompanying Combined Financial Statements approximate the fair value for accounts receivable, accounts payable and accrued expenses. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy levels 1, 2 and 3 are terms for the priority of inputs to valuation techniques used to measure fair value. Hierarchy level 1 inputs are quoted prices in active markets for identical assets or liabilities. Hierarchy level 2 inputs are inputs other than quoted prices included within level 1 that are directly or indirectly observable for the asset or liability. Hierarchy level 3 inputs are inputs that are not observable in the market.

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

Cash and Financing Activities

ExxonMobil uses a centralized approach to the cash management and financing of the Business’s operations. No cash has been attributed to the Business for any of the periods presented, as the cash balances are not directly attributable to the Business. The cash generated by its operations is either directly received by or transferred to other ExxonMobil affiliates. ExxonMobil funded the Business’s operating and investing activities as needed. Therefore, the Business did not have a cash balance as of December 31, 2022 or 2021. The Business reflects cash management and financing activities performed by ExxonMobil as a component of the change in “Net parent company investment” on its accompanying Combined Balance Sheet, and as a “Net transfers to parent” on its accompanying Combined Cash Flows. The Business has not included any interest expense related to funding activities, since historically ExxonMobil has not allocated long-term debt or interest related to such activity with any of its business segments.

Accounts Receivable and Allowance for Doubtful Accounts

Trade and other receivables are recorded at their transaction amounts less allowance for doubtful accounts. Due to their short term nature, the valuation approximates its fair value. Allowance for doubtful accounts are recorded to the extent that there is likelihood that any of the amounts due will not be collected, which are not significant. The Business had one customer and four other customers representing 23% and 55% of trade accounts receivable as of December 31, 2022 and 2021, respectively.

Inventories

Crude oil and petroleum product inventories are stated at the lower of cost or market, and costs are determined using the first‑in, first‑out (“FIFO”) method. The method differs to that of the Parent who uses last-in, last-out (“LIFO”). The business believes that this method is preferable as it improves comparability with a majority of the business’s peers. Inventory costs include expenditures and other charges (including depreciation) directly and indirectly incurred in bringing the inventory to its existing condition and location. Selling expenses and general and administrative expenses are reported as period costs and excluded from inventory cost. Inventories of materials and supplies are valued at cost or less.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets, which ranges from 5 to 25-years for machinery and equipment and 30 to 50 years for buildings. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

In accordance with Accounting Standards Codification (ASC) 360, “Property, Plant, and Equipment” (ASC 360), the Business assesses the recoverability of the carrying value of its property, plant and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset group may not be recoverable. Recoverability is measured by a comparison of the carrying amount of an asset group to the future net undiscounted cash flows expected to be generated by the asset group. If the undiscounted cash flows are less than the carrying amount of the asset group, an impairment loss is recognized for the amount by which the carrying value of the asset group exceeds the fair value of the asset group. There were no impairments during the periods presented.

Asset Retirement Obligations

The Business is subject to retirement obligations for certain assets. The fair values of these obligations are recorded as liabilities on a discounted basis, which is typically at the time the assets are installed. In the estimation of fair value, the Business uses assumptions and judgments regarding such factors as the existence of a legal obligation for an asset retirement obligation, technical assessments of the assets, estimated amounts and timing of settlements, discount rates, and inflation rates. Asset retirement obligations for the Business’s facilities generally become firm at the time the facilities are permanently shut down and dismantled. These obligations may include the costs of asset disposal and additional soil remediation. However, the Business’s sites generally have indeterminate lives based on plans for continued operations and as such, the fair value of the conditional legal obligations cannot be measured, since it is impossible to estimate the future settlement dates of such obligations.

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

Accounting for Investments

The Combined Financial Statements include the accounts of certain subsidiaries the Business controls. Amounts representing the Business’s interest in entities that it does not control, but over which it exercises significant influence, are included in “Investments” in the Combined Balance Sheet. The Business’s share of the net income of these companies is included in the Combined Statements of Income caption “Income from equity affiliates”.

Majority ownership is normally the indicator of control that is the basis on which subsidiaries are consolidated. However, certain factors may indicate that a majority-owned investment is not controlled and therefore should be accounted for using the equity method of accounting. These factors occur where the minority shareholders are granted by law or by contract substantive participating rights. These include the right to approve operating policies, expense budgets, financing and investment plans, and management compensation and succession plans.

Investments in equity companies are assessed for possible impairment when events or changes in circumstances indicate that the carrying value of an investment may not be recoverable. Examples of key indicators include a history of operating losses, negative earnings and cash flow outlook, and the financial condition and prospects for the investee’s business segment. If the decline in value of the investment is other than temporary, the carrying value of the investment is written down to fair value. In the absence of market prices for the investment, discount cash flows are used to assess fair value.

As of December 31, 2022 and 2021, the Business had equity investments of $61.6 million and $57.9 million, respectively. These investments relate to the Business’s 40% ownership interest in the 65,000 bpd Yellowstone refined products pipeline, and its 65% ownership interest in a cogeneration facility and an expansive PADD IV & V marketing and logistics network.

Income Taxes

The Business’s operations are subject to U.S. federal, and state and local income taxes. In preparing these Combined Financial Statements and to the extent the Company has historically been included in the ExxonMobil income tax returns, the Business believes current and deferred income taxes should be presented in a manner that is systematic, rational and consistent with the asset and liability method prescribed by FASB ASC 740. Accordingly, the Business has prepared its tax provision for operations following a separate return method. The separate return method applies ASC 740 to the Combined Financial Statements on the basis the Business was a separate taxpayer. As a result, the tax treatment of certain items reflected in the Combined Financial Statements may not be reflected in the Consolidated Financial Statements and tax returns of ExxonMobil. Therefore, such items as net operating losses, credit and other similar loss carryforwards, and other deferred taxes may exist in the Combined Financial Statements that may not exist or will differ from the amounts reported in ExxonMobil’s Consolidated Financial Statements.

Since the Business’s results were previously included in ExxonMobil’s U.S. consolidated and combined income tax returns where applicable, payments to certain tax authorities were made by ExxonMobil and not by the Business. For tax jurisdictions where the Business is included with ExxonMobil in a consolidated tax filing, we do not maintain taxes payable to or from ExxonMobil and the payments are deemed settled immediately with the legal entities paying the tax in the respective tax jurisdictions through changes in net stockholders’ investment.

In determining the annual effective income tax rate, the Business analyzes various factors, including the Business’s annual earnings and taxing jurisdictions in which the earnings will be generated, the impact of state and local income taxes and the ability of the Business to use tax credits and net operating loss carryforwards.

Deferred income tax assets and liabilities are determined based on temporary differences between the financial reporting bases and the tax bases of assets and liabilities. Deferred income tax assets are also recognized for tax net operating loss carryforwards. These deferred income tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when such amounts are expected to be reversed or utilized. Valuation allowances are provided to reduce such deferred income tax assets to amounts more likely than not to be ultimately realized.

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

The Business assesses uncertain tax positions in accordance with income tax accounting standards. Under these standards, income tax benefits should be recognized when, based on the technical merits of a tax position, the Business believes that if a dispute arose with the taxing authority and were taken to a court of last resort, it is more likely than not (i.e., a probability of greater than 50 percent) that the tax position would be sustained as filed. If a position is determined to be more likely than not of being sustained, the reporting enterprise should recognize the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with the taxing authority. The Business’s practice is to recognize interest and penalties related to income tax matters in income tax expense.

Defined Benefit Pension Plans and Other Employee Benefits

The Business’s employees participate in ExxonMobil’s defined benefit pension plans, which are offered to certain ExxonMobil employees. For purposes of the accompanying Combined Financial Statements, the Business accounts for its participation in these shared plans using the multiemployer approach under Topic 715 of the Accounting Standards Codification. As a participant in multiemployer benefit plans, the Business recognizes as expense a direct charge from ExxonMobil based on employees directly involved with the Business, and the Business does not recognize any employee benefit plan assets or liabilities in the accompanying Combined Balance Sheet.

Net Parent Company Investment

The Business’s equity on the Combined Balance Sheet represents ExxonMobil’s net investment in the Business, the accumulated net earnings after taxes and the net effect of the transactions with and allocations from ExxonMobil. Refer to Note 6, “Related Party Transactions and Net Parent Company Investment” for additional information.

3.	RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in the accounting standards. The amendments in the ASU include removal of certain exceptions to the general principles in Topic 740 related to recognizing deferred taxes for investments, performing intraperiod tax allocation and calculating income taxes in an interim period. The ASU also clarifies and simplifies other aspects of the accounting for income taxes, including the recognition of deferred tax liabilities for outside basis differences. The amendments in this ASU are effective for annual periods in fiscal years beginning after December 15, 2020, and interim periods therein. Early adoption is permitted. The Business adopted this accounting standard on January 1, 2021 with no material impact to the Combined Financial Statements.

4.	PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment at December 31, 2022 and 2021 consists of the following:

	December 31, 2022	December 31, 2021
	(In thousands)
Machinery & equipment	$666,761	$656,966
Buildings	51,756	50,093
Assets under construction	13,290	11,309
Other	1,511	1,510
Total property, plant, and equipment	733,318	719,878
Accumulated depreciation	(429,630)	(407,811)
Property and equipment, net	$303,688	$312,067

Depreciation expense related to property and equipment for the years ended December 31, 2022 and 2021 was $22.6 million and $22.3 million, respectively.

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

5.	INVENTORIES

Inventories at December 31, 2022 and 2021 consist of the following:

	December 31, 2022	December 31, 2021
	(In thousands)
Crude oil	$55,420	$78,434
Petroleum products	167,805	200,297
Material and Supplies	25,161	19,827
Total	$248,386	$298,558

6.	RELATED PARTY TRANSACTIONS AND NET PARENT COMPANY INVESTMENT

The Combined Financial Statements have been prepared on a standalone basis and are derived from the Consolidated Financial Statements and accounting records of ExxonMobil. The following discussion summarizes activity between the Business and ExxonMobil.

Related Party Purchases

The Business purchases all of crude oil and products from other ExxonMobil affiliates. Therefore, all “Crude oil and product purchases” in the Combined Statements of Income are related party transactions, and included in the Combined Balance Sheet, as “Due to related parties”. Additionally, the Business historically purchases all of its Renewable Identification Numbers (“RINs”) from other ExxonMobil affiliates at the settlement date. These RINs are necessary to meet the U.S. Environmental Protection Agency (“EPA”) renewable volume obligations under the Renewable Fuel Standard program, pursuant to the Energy Policy Act of 2005 and the EISA. During 2022, the Business purchased $15.9 million of RINs from other ExxonMobil affiliates. There were no RINs purchases in 2021. The Business had no sales to related parties during the periods presented.

Allocation of Corporate Expenses

The Combined Statements of Income include expenses for certain centralized functions and other programs provided and administered by ExxonMobil, as described in Note 1, “Description of Business and Basis of Presentation.” The costs of these services have been allocated to the Business and are included in the Combined Statements of Income, as follows:

	December 31, 2022	December 31, 2021
	(In thousands)
Production and manufacturing expenses	$37,013	$35,226
Selling, general and administrative expenses	14,522	13,427
Total corporate allocations	$51,535	$48,653

Defined Benefit Pension Plans and Other Employee Benefits

Certain Business employees participate in the defined benefit pension, and defined contribution benefit plans sponsored by the Parent, which include employees from other ExxonMobil subsidiaries. The Business’s share of defined pension and postretirement health and life insurance costs were $8.9 million and $9.5 million in 2022 and 2021, respectively. The Business’s share of defined contribution plan costs were $3.1 million and $0.6 million in 2022 and 2021, respectively.

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

Net Parent Company Investment

The net transfers to the Parent are included within “Net parent company investment” on the Combined Statements of Net Parent Company Investment The components of the transfers to Parent were as follows:

	December 31, 2022	December 31, 2021
	(In thousands)
Cash pooling and general financing activities, net of purchases from related parties	$(278,529)	$(157,014)
Corporate allocations	51,535	48,653
Income taxes	36,664	29,657
Total net transfers to Parent	(190,330)	(78,704)

Accrued liabilities consist of the following:

7.	ACCRUED LIABILITIES

	December 31, 2022	December 31, 2021
	(In thousands)
Federal RINs liabilities	$110,989	$73,500
Accrued taxes other than income	15,865	18,055
Contract liabilities	804	1,095
Accrued compensation	1,649	3,725
Accrued liabilities	$129,307	$96,375

8.	COMMITMENTS AND CONTINGENCIES Litigation

Litigation

The Business can be subject to claims and complaints that may arise in the ordinary course of business. Management has regular litigation reviews, including updates from ExxonMobil, to assess the need for accounting recognition or disclosure of these contingencies. The Business would accrue an undiscounted liability for those contingencies where the incurrence of a loss is probable and the amount can be reasonably estimated. If a range of amounts can be reasonably estimated and no amount within range is a better estimate than any other amount, then the minimum of the range is accrued. The Business wouldn’t record liabilities when the likelihood that the liability has been incurred is probable but the amount cannot be reasonably estimated or when the liability is believed to be only reasonably possible or remote. For contingencies where an unfavorable outcome is reasonably possible and which are significant, the Business would disclose the nature of the contingency and, where feasible, an estimate of the reasonably possible loss. For purposes of the contingency disclosures, “significant” includes material matters as well as other matters which management believes should be disclosed. Based on a consideration of the process described, the Business does not have any material loss contingencies.

Commitments

During the normal course of business, in order to manage its refining process, the Parent enters into certain long-term agreements with third parties. The Parent’s purchase obligations, as part of these agreements, include commitments to engage a third party to process hydrogen sulfide into sweet fuel gas, and to discharge process wastewater into the treatment systems of local municipalities.

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

As of December 31, 2022, expected payments for purchase commitments directly attributable to the Business are:

Amount
(In thousands)
2023	$10,379
2024	10,379
2025	3,461
2026	378
2027	378
Thereafter	1,470
Total	$26,445

9.	INCOME TAXES

For purposes of our Combined Financial Statements, income taxes have been calculated as if we file income tax returns for the Business on a standalone basis for all periods presented. Historically, our U.S. operations and certain of our non-U.S. operations were included in the income tax returns of ExxonMobil and its subsidiaries. We believe the assumptions supporting the allocation and presentation of income taxes on a separate return basis are reasonable. However, our tax results, as presented in the Combined Financial Statements, may not be reflective of the results that the Business expects to generate in the future.

The components of income before income taxes are as follows:

	December 31, 2022	December 31, 2021
	(In thousands)
Domestic	$151,671	$121,394
Foreign	(17,943)	12,645
Income from operations before income taxes	133,728	134,039

The expense from income taxes consists of the following components:

	December 31, 2022	December 31, 2021
	(In thousands)
Current:
Federal	$28,002	$22,026
State	8,662	6,413
Foreign	-	1,218
Total current expense from income taxes	$36,664	$29,657
Deferred:
Federal	1,187	912
State	1,294	(785)
Foreign	(5,024)	2,323
Total deferred expense from income taxes	$(2,543)	$2,450
Total expense from income taxes	$34,121	$32,107

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:

	December 31, 2022	December 31, 2021
	(In thousands)

Federal statutory income tax rate	21.0%	21.0%
State income tax expense	5.9	3.3
Foreign rate differential	(0.9)	0.7
Non-deductible expenses	(0.4)	(0.9)
Return to provision adjustments	-	(0.1)
Effective tax rate, operations	25.6%	24.0%

The Business determined that all of its federal, state and foreign deferred tax assets were more likely than not to be realized. In making such a determination, the Business evaluates a variety of factors including the projected future taxable income, scheduled reversals of deferred tax liabilities, prudent tax planning strategies, and recent financial operations. The evaluation of this evidence requires significant judgement about the forecasts of future taxable income, based on the plans and estimates we are using to manage the underlying Business.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Business’s net deferred income taxes are as follows:

	December 31, 2022	December 31, 2022

Deferred tax assets:	(In thousands)
Net operating losses	$2,091	$-
Accruals and reserves	925	1,574
Gross deferred tax assets	$3,016	$1,574
Deferred tax liabilities:
Inventory adjustments	(4,133)	(7,066)
Outside basis difference for unconsolidated subsidiary	(10,486)	(9,845)
Depreciation and amortization	(54,980)	(53,789)
Gross deferred tax liabilities	$(69,599)	$(70,700)
Deferred income tax liabilities, net	$(66,583)	$(69,126)

At December 31, 2022 and 2021, the Business had no U. S. federal and state NOL carryforwards. At December 31, 2022 and 2021, the Business also had no federal or state tax credit carryforwards. At December 31, 2022, the Business has approximately $2.1 M of foreign NOL carryforwards. The Business had no foreign NOL carryforwards, at December 31, 2021.

The Business’s operations are subject to U.S. federal, state and local and foreign income taxes. In preparing these Combined Financial Statements and to the extent the Business has historically been included in the Parent income tax returns, the Business has prepared its taxprovision for operations following a separate return method. The separate return method applies ASC 740 to the Combined Financial Statements on the basis the Business was a separate taxpayer. As a result, the tax treatment of certain items reflected in the Combined Financial Statements may not be reflected in the consolidated tax returns of Parent. Therefore, such items as net operating losses, credit and other similar loss carryforwards, and other deferred taxes may exist in the Combined Financial Statements that may not exist or will differ from the amounts reported in Parent’s consolidated tax return.

The Business recognizes the benefit of tax positions taken or expected to be taken in its tax returns in the financial statements when it is more likely than not that the position will be sustained upon examination by authorities. Recognized tax positions are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. As of December 31, 2022, the Business had no unrecognized tax benefits.

BILLINGS REFINERY & ASSOCIATED LOGISTICS BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

As of December 31, 2022 and 2021, the Business has no unrecognized tax benefits which would affect the Business’s effective tax rate if recognized. The Business does not expect any significant changes in its tax positions that would warrant recognition of a liability for unrecognized income tax benefits during the next 12 months. The Business recognizes interest and penalties related to uncertain tax positions in income tax expense.

On August 16, 2022, the Inflation Reduction Act (the IRA) was signed into law in the U.S. Among other changes, the IRA introduced a corporate minimum tax on certain corporations with average adjusted financial statement income over a three-tax year period in excess of $1.0 billion and an excise tax on certain stock repurchases by certain covered corporations for taxable years beginning after December 31, 2022 and several tax incentives to promote clean energy. Based on our current analysis and pending future guidance to be issued by Treasury, we do not believe these provisions will have a material impact on our Combined Financial Statements.

10.	SUBSEQUENT EVENTS

The Business has evaluated subsequent events through the date that this report was available to be issued, May 25, 2023 and determined that there were no subsequent events requiring recognition or disclosure in the Business’ accompanying Combined Financial Statements and notes to the Combined Financial Statements.